SECURITIES AND EXCHANGE COMMISSION
		      Washington, D.C. 20549




			     FORM 8-K




	  Current Report Pursuant to Section 13 or 15(D) of the Securities and Exchange Act of 1934



  Date of Report (date of earliest event reported): December 22, 1997



		    RED OAK HEREFORD FARMS, INC.
	(Exact Name of Registrant as Specified in its Charter)




			      NEVADA
	  (State or Other Jurisdiction of Incorporation)




	   33-89714			84-1120614
    (Commission File Number)	(Employer Identification Number)






	   2010 Commerce Drive, Red Oak, Iowa 51566
	   (Address of Principal Executive Offices)




  Registrant's Telephone Number, including Area Code: (712) 623-9224

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On December 22, 1997, Baird Kurtz & Dobson resigned as principal accountants of Red Oak Hereford Farms, Inc.

(b) During the two most recent fiscal years and interim period subsequent to December 31, 1996, there have been no disagreements with Baird Kurtz & Dobson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

(c) Baird Kurtz & Dobson's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles. The accountant's report on the financial statements of Mid-Ag, LC, the predecessor entity, as of and for the two years ended December 31, 1996 and for the period August 9, 1994 (inception) to December 31, 1994 contained an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

(d) The Registrant has requested that Baird Kurtz & Dobson furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Baird Kurtz & Dobson's letter to the SEC, dated December 23, 1997, is filed as Exhibit 16.1 to the Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.
    None

(b) Pro Forma Financial Information.
    None

(c) Exhibits.
    16.1 Letter regarding change in Certifying Accountant


				SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

			     RED OAK HEREFORD FARMS, INC.

Date:  December 22, 1997

			     By: /s/  Gordon Reisinger
				      Gordon Reisinger
	 			      President and Chief Accounting Officer

							December 23, 1997



Securities and Exchange Commission
Washington, DC 20549


Gentlemen:

We were previously principal accountants for Red Oak Hereford Farms, Inc. (Red Oak) and reported on the financial statements of the predecessor entities to the Company.

On January 31, 1997, we reported on the financial statements of Mid-Ag, L.C. (now Red Oak Farms, Inc., a wholly-owned subsidiary of Red Oak) as of and for the two years ended December 31, 1996 and for the period August 9, 1994 (inception) to December 31, 1994. On February 7, 1997, we reported on the financial statements of Midland Cattle Company (now a wholly-owned subsidiary of Red Oak) as of and for the three years ended December 31, 1996. On December 22, 1997, we resigned as principal accountants of Red Oak.

We have read Red Oak's statements included under Item 4 of its Form 8-K for December 22, 1997, and we agree with such statements.



						BAIRD, KURTZ & DOBSON

ESC/bg